EXHIBIT 99.1
FOR RELEASE ON APRIL 23, 2010 at 7:30 a.m. ET

CONTACT:	Dan Behrendt
Chief Financial Officer
TASER International, Inc.
(480) 905-2000
TASER International Reports First Quarter Results
SCOTTSDALE, Ariz., April 23, 2010 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for the first quarter of 2010.
Q1 2010 Financial Summary:
•
Net sales were $23.8 million in the quarter, a decrease of $0.8 million or 3% compared to the first quarter of 2009. The decrease was driven primarily by fewer significant orders from international customers. This was partially offset by an improvement in the domestic law enforcement business.

•
Gross margin declined to 56.6% in the first quarter of 2010, compared to 59.5% in the same period last year. The decline was attributed to lower yields on new product lines and some product rework costs.

•
Sales, General and Administrative (SG&A) expenses in the first quarter of 2010 decreased 10%, or $1.1 million, to $10.3 million compared to the first quarter of 2009, primarily due to tighter cost control measures. Sequentially, SG&A expenses increased $0.5 million or 5%.

•
Research & Development (R&D) expenses decreased $0.1 million to $4.1 million in the first quarter of 2010, a 1% decrease from the same period last year. Sequentially, R&D expenses declined by $0.6 million, or 13%, from fourth quarter of 2009.

•
Adjusted operating income, which excludes the impact of stock-based compensation charges and depreciation and amortization, was $1.6 million for the first quarter of 2010, a 49% increase from $1.1 million in the first quarter of 2009. GAAP loss from operations was $0.9 million for the quarter, compared to $1.0 million for the first quarter of 2009.

•	Net loss for the first quarter of 2010 was $0.5 million, while net loss per share on a basic and diluted basis was $0.01.
Significant events in the first quarter of 2010 included the following:
1.
The Company’s domestic law enforcement business continued to show strong growth, driven by significant orders from police departments including an order for 150 TASER® X3TM Electronic Control Devices (ECDs) and related accessories for the Lakeland Police Department in Florida.

2.	International sales represented 25% of net sales for the first quarter of 2010. Significant shipments during the quarter included follow-on orders from the U.K.

3.
On March 8, 2010, the Company announced the first domestic sale of its revolutionary new evidence capturing and management platform to the Aberdeen Police Department (SD). AXON™, the on-officer tactical computer, records audio and visual evidence from the perspective of the officer, which is then transferred, stored and managed using EVIDENCE.COMTM.

4.
On January 7, 2010, the Company introduced a groundbreaking new family safety platform called PROTECTORTM during the International Consumer Electronics Show (CES). The PROTECTOR Platform is a revolutionary toolset that allow parents to supervise their children’s mobile phone usage and driving behaviors. Parents can manage the contact lists and content of their child’s mobile phone — including calls, texts, emails, photos and video, and can automatically limit phone functionality to prevent dangerous distractions while driving. PROTECTOR uses integrated GPS, allowing parents to track their child’s location, monitor driving habits, and release vital records to the authorities in emergency situations. It is anticipated that these products will be commercially available in the third quarter of 2010.

5.	Five product liability suits were dismissed during the first quarter of 2010.
“TASER’s markets are gradually improving, evidenced by the continued improvement in sales to domestic law enforcement agencies. Additionally, our investments in R&D are beginning to show returns, highlighted by the first sale of our AXON product and initial signs of traction in sales of our X3TM and XREPTM devices,” commented Rick Smith, CEO of TASER International. “Looking ahead, we will continue to make strategic investments for growth, while remaining focused on cost control. We will continue to execute on our strategy to diversify our business and provide customers complete solutions. TASER is no longer a company only providing defense hardware, but we are bringing innovation to the software space with offerings like PROTECTOR, which has already received tremendous interest and positive feedback. As market conditions slowly improve, we expect further market penetration of the AXON and X3, along with the unmatched innovation from our R&D team to drive solid top-line growth.”
The Company will host its first quarter 2010 earnings conference call on Friday, April 23, 2010 at 11:00 a.m. ET. To access the audio teleconference, please dial: 1-866-831-6270 or 1-617-213-8858 for international callers. The pass code is 85766489 for both numbers.
Non-GAAP Measures
To supplement the Company’s Statements of Operations presented in accordance with GAAP, we are presenting non-GAAP measures of certain components of financial performance. We have presented these measures for our investors to be better able to compare our current results with those of previous periods and have shown a reconciliation of GAAP to the non-GAAP financial measures in the tables at the end of this release. These non-GAAP measures include the impact of non-cash stock-based compensation expense, depreciation and amortization. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our “recurring core business operating results,” meaning our operating performance excluding non-cash charges, such as stock-based compensation, depreciation and amortization and other discrete charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity.

Caution on Use of Non-GAAP Measures
As noted previously, these non-GAAP financial measures are not consistent with GAAP because they do not reflect the impact of other non-cash charges. Management believes investors will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:
•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.
A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.
About TASER International, Inc.
TASER International, Inc., is the global leader in the development of technologies that Protect Life. More than 15,000 public safety agencies protect and serve in more than 40 countries with TASER technology. TASER innovations benefit individuals and families too; providing personal protection and accountability while maintaining regard for life. TASER is committed to bringing advanced solutions to market, like TASER AXON™ and EVIDENCE.COM — powerful evidence capturing and management platforms. Learn more about TASER International and its products at www.TASER.com or by calling (800) 978-2737.
Note to Investors
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements, without limitation, regarding our expectations, beliefs, intentions or strategies regarding the future. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Such forward-looking statements relate to: expected revenue and earnings growth; estimations regarding the size of our target markets; successful penetration of the law enforcement market; expansion of product sales to the private security, military and consumer self-defense markets; growth expectations for new and existing accounts; expansion of production capability; new product introductions; product safety and our business model. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.

TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) market acceptance of our products; (2) our ability to establish and expand direct and indirect distribution channels; (3) our ability to attract and retain the endorsement of key opinion-leaders in the law enforcement community; (4) the level of product technology and price competition for our products; (5) the degree and rate of growth of the markets in which we compete and the accompanying demand for our products; (6) risks associated with rapid technological change and new product introductions; (7) competition; (8) litigation including lawsuits resulting from alleged product related injuries and death; (9) media publicity concerning allegations of deaths and injuries occurring after use of the TASER device and the negative effect this publicity could have on our sales; (10) TASER device tests and reports; (11) product quality; (12) implementation of manufacturing automation; (13) potential fluctuations in our quarterly operating results; (14) financial and budgetary constraints of prospects and customers; (15) potential delays in international and domestics orders; (16) dependence upon sole and limited source suppliers; (17) negative reports concerning the TASER device; (18) fluctuations in component pricing; (19) government regulations and inquiries; (20) dependence upon key employees and our ability to retain employees; (21) execution and implementation risks of new technology; (22) ramping manufacturing production to meet demand; (23) medical and safety studies; (24) field test results; and (25) other factors detailed in our filings with the Securities and Exchange Commission, including, without limitation, those factors detailed in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
For investor relations information please contact Katie Pyra by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.
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TASER International, Inc.
Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended
	March 31, 2010	March 31, 2009

Net Sales	$23,843,901	$24,604,780

Cost of Products Sold:
Direct manufacturing expense	7,260,048	6,904,667
Indirect manufacturing expense	3,093,432	3,070,862

Total Cost of Products Sold	10,353,480	9,975,529

Gross Margin	13,490,421	14,629,251

Sales, general and administrative expenses	10,299,154	11,448,923
Research and development expenses	4,139,916	4,197,969

Loss from operations	(948,649)	(1,017,641)

Interest and other income, net	7,899	94,675

Loss before benefit for income taxes	(940,750)	(922,966)
Benefit for income taxes	(448,145)	(455,207)

Net loss	$(492,605)	$(467,759)

Income per common and common equivalent shares
Basic	$(0.01)	$(0.01)
Diluted	$(0.01)	$(0.01)

Weighted average number of common and common equivalent shares outstanding
Basic	62,332,170	61,832,808
Diluted	62,332,170	61,832,808

TASER International, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	For the Three Months Ended
	March 31, 2010	March 31, 2009

GAAP loss from operations	$(948,649)	$(1,017,641)
Stock-based compensation expense (a)	1,009,594	1,375,036
Depreciation and amortization	1,540,158	714,806

Adjusted operating income	$1,601,103	$1,072,201

a)	Results include stock-based compensation as follows:

	For the Three Months Ended
	March 31, 2010	March 31, 2009

Cost of Products Sold	$71,509	$99,388
Sales, general and administrative expenses	798,126	814,074
Research and development expenses	139,959	461,574

	$1,009,594	$1,375,036

TASER International, Inc.
Consolidated Balance Sheets
(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS

Current Assets
Cash and cash equivalents	$37,425,946	$45,505,049
Accounts receivable, net	15,811,319	15,384,993
Inventory	17,687,918	15,085,750
Prepaids and other assets	3,095,368	1,461,539
Current deferred income tax assets, net	8,483,898	8,447,915

Total current assets	82,504,449	85,885,246

Property and equipment, net	39,522,372	38,673,065
Deferred income tax assets, net	10,997,093	10,997,093
Intangible assets, net	2,801,583	2,765,701
Other long-term assets	97,320	104,812

Total Assets	$135,922,817	$138,425,917

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$2,437,903	$6,357,195
Accrued liabilities	4,332,895	4,252,577
Current deferred revenue	2,889,681	2,819,155
Customer deposits	334,888	355,926

Total Current Liabilities	9,995,367	13,784,853

Deferred revenue, net of current portion	4,519,355	4,675,089
Liability for unrecorded tax benefits	2,255,912	2,264,779

Total Liabilities	16,770,634	20,724,721

Commitments and Contingencies

Stockholders’ Equity
Common stock	646	642
Additional paid-in capital	94,806,591	92,839,165
Treasury stock	(14,708,237)	(14,708,237)
Retained earnings	39,077,021	39,569,626
Accumulated other comprehensive income	(23,838)	—

Total Stockholders’ Equity	119,152,183	117,701,196

Total Liabilities and Stockholders’ Equity	$135,922,817	$138,425,917

TASER International, Inc.
Selected Consolidated Statement of Cash Flows Information
(Unaudited)

	For the Three Months Ended
	March 31, 2010	March 31, 2009

Net loss	$(492,605)	$(467,759)
Depreciation and amortization	1,540,158	714,806
Stock-based compensation expense	1,009,594	1,375,036
Net cash (used) provided by operating activities	(6,642,841)	10,526,706
Net cash (used) provided by investing activities	(2,370,258)	807,052
Net cash provided by financing activities	957,837	50,269
Cash and cash equivalents, end of period	$37,425,946	$58,264,462